Exhibit 23.2

[BDO Auditores S.L. letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Share Option Plan for Non-Employee Directors and the 2000 Stock Option Plan of Ellomay Capital Ltd. (the “Company”) of our report dated March 22, 2013 with respect to the financial statements of Ellomay Spain S.L. included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2012.

/s/ BDO Auditores S.L.

BDO Auditores S.L.

Certified Public Accountants

Madrid, Spain

March 22, 2013